UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2016

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(866) 809-4553

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The San Juan Basin Royalty Trust (the “Trust”) holds a 75% net overriding royalty interest (the “Royalty”) that burdens certain oil and natural gas interests originally owned by Southland Royalty Company (the “Subject Interests”) located in the San Juan Basin of New Mexico. Southland’s successor became Burlington Resources Oil & Gas Company LP, which is an indirect wholly-owned subsidiary of ConocoPhillips. As a holder of a net overriding royalty interest, the Trust relies on ConocoPhillips for information regarding the Subject Interests, including well count, working interests, production volumes, sales revenues, capital expenditures, operating expenses and reserves related to the Subject Interests, and factors and circumstances that have or may affect the foregoing. See Item 9A Controls and Procedures of Part II of the Trust’s Annual report on Form 10-K for the year ended December 31, 2015.

ConocoPhillips has provided the Trust with updated well and completion data based on revisions to ConocoPhillips’ calculation methodologies. According to the information provided by ConocoPhillips, there were, as of April 30, 2016, 4,376 gross (832.2 net) wells on the properties underlying the Subject Interests, calculated on a well bore basis and not including multiple completions as separate wells, of which approximately 968 gross (279.4 net) were multiple completion wells, resulting in a total of 5,415 gross (1,142.5 net) completions.

Based on the methodologies described by ConocoPhillips, the Trust’s reserve engineer, Cawley, Gillespie & Associates, Inc. (“CGA”), estimates that the number of wells, completions and multiple completion wells on the properties underlying the Subject Interests as of December 31, 2015 and 2014, compared to the data previously provided by ConocoPhillips, were as follows:

	As of December 31, 2015				As of December 31, 2014
	Updated		Previous		Updated		Previous
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Wells	4,234	812.2	3,598	1,708.1	4,304	822.1	4,000	1,154.8
Completions	5,212	1,100.9	4,608	2,187.6	5,290	1,112.8	4,845	1,477.6
Multiple Completion Wells	951	272.4	1,092	609.4	961	275.6	845	322.5

Net wells and net completions reflect the Subject Interests in such wells. “Multiple completion wells” are defined as wells that produce simultaneously, with or without separate tubing strings, from two or more producing horizons or alternatively from each. According to CGA, the updated well and completion information does not affect the estimated proved reserves attributable to the Trust as of December 31, 2015 or 2014, and ConocoPhillips reported that the updated information does not affect previously reported production volumes, production costs or royalty income attributable to the Trust.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

23	Consent of Cawley, Gillespie & Associates, Inc.

99.1	Independent Petroleum Engineers’ Report prepared by Cawley, Gillespie & Associates, Inc., dated February 29, 2016 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2015).

99.2	Independent Petroleum Engineers’ Report prepared by Cawley, Gillespie & Associates, Inc., dated March 2, 2015 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: June 16, 2016	By:	/s/ Joshua R. Peterson
Joshua R. Peterson
Vice President and Senior Trust Officer

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Cawley, Gillespie & Associates, Inc.

99.1	Independent Petroleum Engineers’ Report prepared by Cawley, Gillespie & Associates, Inc., dated February 29, 2016 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2015).

99.2	Independent Petroleum Engineers’ Report prepared by Cawley, Gillespie & Associates, Inc., dated March 2, 2015 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2014).